UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 20, 2011
FINANCIAL ENGINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1804 Embarcadero Road Palo Alto, California	94303

(Address of principal executive offices)	(Zip Code)
(650) 565-4900
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events
In May 2011, Deborah J. Behrman, the Registrant’s Vice President, Human Resources, adopted a stock trading plan intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, (’34 Act) and the Registrant’s insider trading policy. The trading plan provides for the exercise and sale of certain shares of the Registrant’s common stock, issuable upon exercise of options granted from 2007 through 2009, as part of Ms. Behrman’s individual long-term strategy for asset diversification and liquidity. Ms. Behrman has an existing stock trading plan which expires in April 2011. No trades begin under the terms of her new trading plan until July 2011. Subject to the terms and conditions of this plan, a brokerage firm may periodically issue instructions to exercise Ms. Behrman’s stock options and sell the issued shares prior to the expiration of the plan in September 2011. At the closing price of Registrant’s common stock on May 20, 2011, up to 14,293 shares could be sold under the trading plan.
In May 2011, Kenneth M. Fine, the Registrant’s Executive Vice President, Marketing, adopted a stock trading plan intended to comply with Rule 10b5-1 of the ’34 Act and the Registrant’s insider trading policy. The trading plan provides for the exercise and sale of certain shares of the Registrant’s common stock, issuable upon exercise of options granted in 2006, as part of Mr. Fine’s individual long-term strategy for asset diversification and liquidity. Mr. Fine has an existing stock trading plan which expires in June 2011. No trades begin under the terms of his new trading plan until July 2011. Subject to the terms and conditions of this plan, a brokerage firm may periodically issue instructions to exercise Mr. Fine’s stock options and sell the issued shares prior to the expiration of the plan in December 2011. At the closing price of Registrant’s common stock on May 20, 2011, up to 6,000 shares could be sold under the trading plan, though additional shares could be sold if the stock rises above such level.
In May 2011, Garry W. Hallee, the Registrant’s Executive Vice President, Technology and Service Delivery, adopted a stock trading plan intended to comply with Rule 10b5-1 of the ’34 Act and the Registrant’s insider trading policy. The trading plan provides for the sale of certain shares of the Registrant’s common stock, including shares of the Registrant’s common stock issuable upon the exercise of options granted from 2004 through 2006, as part of Mr. Hallee’s individual long-term strategy for asset diversification and liquidation. Mr. Hallee has an existing stock trading plan which expires in August 2011. No trades begin under the terms of his new trading plan until September 2011. Subject to the terms and conditions of this plan, a brokerage firm may periodically sell the shares, including issuing instructions to exercise Mr. Hallee’s stock options and selling the issued shares, prior to the expiration of the plan in August 2012. At the closing price of Registrant’s common stock on May 20, 2011, up to 200,000 shares could be sold under the trading plan.

In May 2011, Christopher L. Jones, the Registrant’s Executive Vice President, Investment Management and Chief Investment Officer adopted a stock trading plan intended to comply with Rule 10b5-1 of the ’34 Act and the Registrant’s insider trading policy. The trading plan provides for the exercise and sale of certain shares of the Registrant’s common stock, issuable upon exercise of options granted from 2001 through 2008, as part of Mr. Jones’ individual long-term strategy for asset diversification and liquidity. Mr. Jones has an existing stock trading plan which expires in June 2011. No trades begin under the terms of his new trading plan until July 2011. Subject to the terms and conditions of this plan, a brokerage firm may periodically issue instructions to exercise Mr. Jones’ stock options and sell the shares prior to the expiration of the plan in December 2011. At the closing price of Registrant’s common stock on May 20, 2011, up to 75,000 shares could be sold under the trading plan, though additional shares could be sold if the stock rises above such level.
In May 2011, Lawrence M. Raffone, the Registrant’s Executive Vice President, Sales and Client Services, adopted a stock trading plan intended to comply with Rule 10b5-1 of the ’34 Act and the Registrant’s insider trading policy. The trading plan provides for the sale of certain shares of the Registrant’s common stock, including shares of the Registrant’s common stock issuable upon the exercise of options granted from 2003 through 2006, as part of Mr. Raffone’s individual long-term strategy for asset diversification and liquidation. Mr. Raffone has an existing stock trading plan which expires in June 2011. No trades begin under the terms of his new trading plan until July 2011. Subject to the terms and conditions of this plan, a brokerage firm may periodically sell the shares, including issuing instructions to exercise Mr. Raffone’s stock options and selling the issued shares, prior to the expiration of the plan in December 2011. At the closing price of Registrant’s common stock on May 20, 2011, up to 36,000 shares could be sold under the trading plan, though additional shares could be sold if the stock rises above such level.
Most of these individuals have been with the Registrant for many years. In addition, other employees of the Registrant have also adopted stock trading plans.
The foregoing trading plans are intended to comply with Rule 10b5-1 of the ’34 Act and the Registrant’s insider trading policy. Trading under the foregoing plans is generally based on reaching certain pre-determined minimum price conditions. Rule 10b5-1 allows individuals who are not in possession of material, non-public information at the time the stock trading plan is adopted to establish prearranged written plans to buy or sell a specified number of shares of a company stock. The foregoing trading plans provide for sales spread out over a set period of time with the goal of minimizing any market impact from such stock sales. Pursuant to Registrant’s insider trading policy, trading plans must be adopted at least 60 days prior to trading commencing and within approximately a month after the Registrant has publicly released earnings.
Transactions under the foregoing trading plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: May 24, 2011

FINANCIAL ENGINES, INC.
By:	/s/ Anne S. Tuttle
Anne S. Tuttle
Executive Vice President, General Counsel and Secretary